Company Contact:	Investor Relations:
Bob Marbut	Amy Glynn, CFA
Chairman & Co-CEO	Cameron Associates
Argyle Security	Phone: (212) 554-5464
Phone: (210) 828-1700 (TX)	amy@cameronassoc.com
Phone: (212) 245-2700 (NY)

Media Relations:
Deanne Eagle
Cameron Associates
Phone: (212) 554-5463
deanne@cameronassoc.com

FOR IMMEDIATE RELEASE

ARGYLE SECURITY ACQUISITION CORPORATION ENTERS INTO AGREEMENT TO ACQUIRE ISI SECURITY GROUP

Upon Completion of the Acquisition, Argyle Security would Fulfill its Objective to Acquire Business in the Security Solutions Sector

San Antonio, TX - December 14, 2006 - Argyle Security Acquisition Corporation (OTC BB:ARGL.OB), a San Antonio-based special purpose acquisition company, today announced that it has agreed to acquire ISI Detention Contracting Group, Inc. (doing business as “ISI Security Group” or “ISI”), a solutions provider in the physical security industry for a combination of cash and stock and the assumption of approximately $6 million of long term debt and ISI’s revolving line of credit.

Based in San Antonio, Texas, ISI offers a diverse range of products, services and solutions addressing the full spectrum of physical security industry issues in the Detention and Commercial market sectors. This includes access control, video surveillance/data storage systems, fire/intrusion systems, facility perimeter detection/monitoring systems, touchscreen master command and control systems, processor based door control systems, complex transaction/activity recording systems, nurse call systems, security electronic locking devices and detention equipment.

The transaction is subject to customary closing conditions, including approval of the shareholders of Argyle Security.

THE TRANSACTION

Under the terms of the acquisition agreement, ISI will continue as a wholly owned subsidiary of Argyle Security, and the stockholders of ISI will receive $16.3 million in cash and 1,180,000 common shares of Argyle Security at closing, representing an approximate 20% interest in Argyle Security. The management teams of Argyle Security and ISI will own, in aggregate, approximately 35% of Argyle Security after the closing of the merger.

The acquisition agreement provides that Argyle Security will pay an additional $1.9 million in cash to the stockholders of ISI if adjusted EBITDA* for the year ended December 31, 2006 is greater than $4.5 million and its backlog* of orders at February 28, 2007 is equal to or greater than $80 million.

For the nine-month period ending September 30, 2006, ISI generated revenues and adjusted EBITDA* of $41.2 million and $4.1 million, respectively. During the same prior year period, ISI generated respective revenues and adjusted EBITDA* of $28.4 and $1.9 million. ISI’s backlog* for September 30, 2006 was $75.8 million, compared to $57.6 million as of the same date last year.

Upon consummation of the transaction, Bob Marbut will continue as Chairman and Co-CEO of Argyle Security, and Ron Chaimovski will continue as Vice-Chairman and Co-CEO. Sam Youngblood, currently Chief Executive Officer of ISI, will continue in that position. In addition to Mr. Youngblood, all key executives of ISI will remain with ISI.

Mr. Marbut commented, “Our goal is to establish Argyle Security as a leading global company in the rapidly growing security industry, focusing particularly on the consolidation opportunities created by new applications of digital technology, the convergence of various security sectors and growing customer demand for solutions. Having reviewed more than 100 potential acquisition opportunities, we believe that ISI is an excellent fit for Argyle due to its strategic position, as well as its strong management team that will continue to operate ISI the same as they always have. The Argyle team will offer financial, acquisition and other support to ISI as needed.

“An added benefit of this transaction is that both Argyle Security and ISI are located in San Antonio, which will facilitate the integration process and execution of our mutual growth objectives. I have known Sam Youngblood both personally and professionally for 17 years, and believe that we share a similar vision regarding the significant growth opportunities in this sector,” Marbut concluded.

Mr. Chaimovski added, “ISI represents a unique opportunity, as its products, services and solutions address many areas of the global security market. Primarily focused on the detention and commercial markets, ISI employs its own proprietary hardware and software, as well as third party products, to create fully integrated systems. We believe ISI’s ability to offer its customers a total solution substantially enhances its competitive position and places ISI at the forefront of the industry. Our aim is to leverage ISI’s expertise in the marketplace in order to make Argyle Security a sizeable and successful competitor in the global security industry.”

Mr. Youngblood stated, “We believe that Argyle Security is the right partner to help ISI accelerate its dynamic growth. After the closing, ISI will have access to the capital necessary both to strengthen its current position in the market and to enter new markets, domestically and abroad. We look forward to tapping into the expertise of Argyle Security’s management team, particularly their experience in developing and growing public companies. As we focus on generating increased revenues and profits, both organically and through acquisitions, we hope to deliver increased value to our shareholders.”

Argyle Security intends to file a form 8-K with the Securities and Exchange Commission, which will more fully describe the transaction and expects to file a preliminary proxy statement by year-end 2006.

Giuliani Capital Advisors served as financial advisor to Argyle Security in connection with this transaction.

About Argyle Security Acquisition Corporation

Argyle Security, a special purpose acquisition company, was established for the purpose of effecting a merger, capital stock exchange, asset acquisition or other business combination with an unidentified operating business in the security industry. Argyle Security’s goal is to be a leading global developer of electronic physical security products and services, providing solutions for, and channel access to, the commercial, governmental and residential markets. Argyle Security was co-founded by Messrs. Marbut and Chaimovski.

In addition to Messrs. Marbut and Chaimovski, Argyle’s founding Board of Directors includes Gen. Wesley K. Clark and Mr. John J. (Chip) Smith.

About ISI Security Group

ISI was founded in 1976. ISI is the parent company for three rapidly growing service and solution providers in the physical security industry: ISI Detention Contracting, Metroplex Control Systems (“MCS-Detention”), and Metroplex Commercial Fire and Security Alarms (“MCS-Commercial”). ISI Detention is one of the nation’s largest providers of detention equipment products and service solutions. MCS-Detention and MCS-Commercial specialize in turnkey, electronic security systems for facilities that include unique engineering competencies and proprietary software products, which have security system integration capabilities as applied to the correctional facilities market as well as to commercial markets.

Safe Harbor

Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. When used in this press release, words such as "will," "believe," "expect," "anticipate," "encouraged" and similar expressions, as they relate to the company or its management, as well as assumptions made by and information currently available to the company's management identify forward-looking statements. Additional information concerning forward looking statements is contained under the heading of risk factors listed from time to time in the company's filings with the Securities and Exchange Commission. We do not assume any obligation to update the forward-looking information.

*This release contains disclosure of EBITDA and backlog for certain periods, which may be deemed to be non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. As used in this presentation, adjusted EBITDA reflects the removal from the calculation of EBITDA of certain expenses that Argyle Security and ISI agreed should not reduce EBITDA. The companies do not expect these expenses to continue after the closing of the merger. Management believes that adjusted EBITDA, or earnings before interest, taxes, depreciation and amortization, is an appropriate measure of evaluating operating performance and liquidity, because it reflects the resources available for strategic opportunities including, among others, investments in the business and strategic acquisitions. Management believes that the backlog, or unearned revenues on projects that have been booked, is an appropriate measure of evaluating operating performance, because it reflects future potential revenues. The disclosure of adjusted EBITDA or backlog may not be comparable to similarly titled measures reported by other companies. Neither EBITDA nor backlog is a recognized term under U.S. GAAP and EBITDA and backlog should be considered in addition to, and not as substitutes for, or superior to, operating income, cash flows, revenue, or other measures of financial performance prepared in accordance with generally accepted accounting principles. Neither adjusted EBITDA nor backlog is a completely representative measure of either the historical performance or, necessarily, the future potential of ISI.